EXHIBIT J

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report on The Alger Funds dated December 12, 2006 in this Registration Statement (Form N-1A Nos. 33-4959 and 811-1355) of The Alger Funds.


                                                   /s/ ERNST & YOUNG LLP
                                                       ERNST & YOUNG LLP

New York, New York
July 30, 2007